CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 1998 Incentive Compensation Plan of BKF Capital Group, Inc., of our report dated January 21, 2000, appearing in Baker, Fentress & Company's (now known as BKF Capital Group, Inc.) Annual Report on Form N-30D and our report dated February 4, 2000, relating to Levin Management Co., Inc. and Subsidiaries, appearing in Baker, Fentress & Company's 1999 Annual Report Supplement on Form N-30D/A.


/s/ Ernst & Young LLP

New York, New York
November 17, 2000